Filed pursuant to Rule 424(b)(5)
Registration No. 333-236200

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 10, 2020)

TransEnterix, Inc.

Up to $25,000,000 of Common Stock and

Up to 514,756 Shares of Common Stock as Commitment Shares

This prospectus supplement relates to the issuance and sale of up to $25,000,000 in shares of our common stock and up to an additional 514,756 shares of our common stock issued as commitment shares to Lincoln Park Capital Fund, LLC, or Lincoln Park, under a Purchase Agreement entered into on February 10, 2020, or the Purchase Agreement.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Our common stock is listed on the NYSE American under the symbol “TRXC.” On February 7, 2020, the last reported sale price of our common stock on the NYSE American was $1.21 per share.

Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 10, 2020.

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Explanatory Note

This prospectus supplement is being filed to replace the prospectus supplement filed by the Company on February 10, 2020 with the Securities and Exchange Commission, which was inadvertently linked when filed with the Securities and Exchange Commission to the Company’s registration statement on Form S-3 (Reg. No. 333-236337) rather than to the Company’s registration statement on Form S-3 (Reg. No. 333-236200) of which this prospectus supplement and the accompanying base prospectus are a part.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated February 10, 2020, are part of a “shelf” registration statement on Form S-3 (File No. 333-236200). This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus supplement, the terms “TransEnterix,” the “Company,” “we,” “us,” and “ours” refer to TransEnterix, Inc. and its subsidiaries, TransEnterix Surgical, Inc., Safestitch LLC, TransEnterix International, Inc., TransEnterix Italia, S.r.l.,TransEnterix Europe S.à.R.L, TransEnterix Asia Pte. Ltd., TransEnterix Taiwan Ltd, TransEnterix Japan KK, TransEnterix Israel Ltd. and TransEnterix Netherlands, B.V.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Before you decide to invest in shares of our common stock, to fully understand this offering and its consequences to you, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors beginning on page S-5 of this prospectus supplement and the documents incorporated by reference herein.

TransEnterix, Inc.

We are a medical device company that is digitizing the interface between the surgeon and the patient in laparoscopy to increase control and reduce surgical variability in today’s value-based healthcare environment. We are focused on the market development for and commercialization of the Senhance® Surgical System, which digitizes laparoscopic minimally invasive surgery. The Senhance Surgical System is the first and only digital, multi-port laparoscopic platform designed to maintain laparoscopic minimally invasive surgery (MIS) standards while providing digital benefits such as haptic feedback, robotic precision, comfortable ergonomics, advanced instrumentation including 3 mm microlaparoscopic instruments, eye-sensing camera control and reusable standard instruments to help maintain per-procedure costs similar to traditional laparoscopy.

The Senhance System has a CE Mark in Europe for laparoscopic abdominal and pelvic surgery, as well as limited thoracic operations excluding cardiac and vascular surgery. In the United States, we have received 510(k) clearance from the FDA for use of the Senhance System in laparoscopic colorectal and gynecologic surgery in a total of 28 indicated procedures, including benign and oncologic procedures, laparoscopic inguinal hernia and laparoscopic cholecystectomy (gallbladder removal) surgery. The Senhance System is available for sale in the United States, the European Union, Japan, Taiwan and select other countries.

In January 2020, we filed a 510(k) submission with the FDA for an Intelligent Surgical Unit (ISUTM) that is designed to enable machine vision capabilities on the Senhance System. We believe it is the first such FDA submission seeking clearance for machine vision technology in abdominal robotic surgery.

On October 31, 2018, we acquired the assets, intellectual property and highly experienced multidisciplinary personnel of MST Medical Surgical Technologies, Inc., or MST, an Israeli-based medical technology company. Through this acquisition we acquired MST’s AutoLap™ assets and technology, one of the only image-guided robotic scope positioning systems with FDA clearance and CE Mark. We believe MST’s image analytics technology will accelerate and drive meaningful Senhance System developments, and allow us to expand the Senhance System to add augmented, intelligent vision capability. We sold certain AutoLap assets, while retaining the core technology, in October 2019.

During 2018 and early 2019, we successfully obtained FDA clearance and a CE Mark for three millimeter diameter instruments and the Senhance ultrasonic system. The three millimeter instruments enable the Senhance System to be used for microlaparoscopic surgeries, allowing for tiny incisions. The Senhance ultrasonic system is an advanced energy device used to deliver controlled energy to ligate and divide tissue, while minimizing thermal injury to surrounding structures.

We acquired the Senhance System on September 18, 2015, by entry, with certain of our subsidiaries as purchasers, into a Membership Interest Purchase Agreement, or the Purchase Agreement, with Sofar S.p.A. as seller. The closing of the transactions occurred on September 21, 2015. The Senhance acquisition included all of the assets, employees and contracts related to the Senhance System.

We believe that future outcomes of minimally invasive surgery will be enhanced through our combination of more advanced tools and robotic functionality, which are designed to:

•	empower surgeons with improved precision, ergonomics, dexterity and visualization;

•	offer high patient satisfaction and enable a desirable post-operative recovery; and

•	provide a cost-effective robotic system, compared to existing alternatives today, for a wide range of clinical applications and operative sites within the healthcare system.

Our strategy is to focus on the commercialization and further development of the Senhance System.

We further believe that:

•

laparoscopic and robotic surgery will need to continue to evolve given the pressures of value-based healthcare and existing operating room inefficiencies, surgical variability and workforce challenges;

•

with the Senhance System, surgeons can benefit from the haptic feedback, enhanced three-dimensional, high definition, or 3DHD, vision and open architecture consistent with current laparoscopic surgery procedures; and

•

patients will continue to seek a minimally invasive option, offering minimal scarring and fewer incisions, for many common general abdominal and gynecologic surgeries, which desires are addressed by the Senhance System.

As used herein, the terms “Company,” ”we,” “our,” or “us” each includes TransEnterix, Inc. and its subsidiaries, TransEnterix Surgical, Inc., Safestitch LLC, TransEnterix International, Inc., TransEnterix Italia, S.r.l., TransEnterix Europe S.à.R.L, TransEnterix Asia Pte. Ltd., TransEnterix Taiwan Ltd, TransEnterix Japan KK, TransEnterix Israel Ltd. and TransEnterix Netherlands, B.V.

We operate in one business segment.

Recent Developments

On August 12, 2019, we entered into a Controlled Equity Offering Sales Agreement, or the 2019 Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, pursuant to which we may sell from time to time, at our option, up to an aggregate of $25.0 million, shares of our common stock through Cantor, as sales agent. Pursuant to the Sales Agreement, sales of our common stock were made under our previously filed and currently effective Registration Statement on Form S-3. The aggregate compensation payable to Cantor was 3.0% of the aggregate gross proceeds from each sale of our common stock.

The following table summarizes the total sales under the 2019 Sales Agreement for the period commencing October 1, 2019 and ended February 10, 2020 (in thousands except for per share amounts):

Total shares of common stock sold	6,766
Average price per share	$1.85
Gross proceeds	$12,487
Commissions earned by Cantor	$375
Net Proceeds	$12,112

Company Information

We were organized as a Delaware corporation on August 19, 1988. Our principal executive offices are located at 635 Davis Drive, Suite 300, Morrisville, NC 27560. Our phone number is (919) 765-8400 and our Internet address is www.transenterix.com. The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

THE OFFERING

Common stock outstanding prior to this offering:	26,517,726 shares of common stock.

Common stock offered by us:	(i) Up to an aggregate of $25,000,000 of shares of our common stock that may be issued and sold from time to time, at our sole discretion, to Lincoln Park over the next 36 months in accordance with the Purchase Agreement, and resold by Lincoln Park from time to time;

(ii) 343,171 shares of common stock issued to Lincoln Park as the initial commitment shares in consideration for entering to the Purchase Agreement; and

(iii) Up to an additional 171,585 shares of common stock to be issued pro rata to Lincoln Park as additional commitment shares as up to $25,000,000 of shares of our common stock is purchased by Lincoln Park pursuant to the Purchase Agreement.

Use of Proceeds:	We currently intend to use the net proceeds of this offering for general corporate purposes, including working capital, product development and capital expenditures. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE American symbol:	“TRXC.”

The number of shares of common stock to be outstanding prior to this offering is based on 26,517,726 shares of our common stock outstanding as of February 10, 2020, and excludes, as of such date:

•	1,810,328 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $30.68 per share;

•	2,207,113 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.93 per share;

•	401,771 shares of common stock issuable upon vesting of outstanding restricted stock units; and

•	1,330,165 shares of common stock available for future issuance under our stock option plans.

Unless otherwise stated in this prospectus supplement, all information in this prospectus supplement, including share and per share amounts, gives effect to the 13-for-1 reverse stock split effected in December 2019 and assumes there will be no exercise of outstanding options or warrants after February 7, 2020.

RISK FACTORS

Investing in our common stock involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase any of our securities, please review “Part II, Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on November 12, 2019, and “Part I, Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to This Offering

If we sell shares of our common stock under the Purchase Agreement, our existing stockholders will experience dilution and, as a result, our stock price may go down.

Pursuant to the Purchase Agreement, we have agreed to sell up to $25,000,000 of shares of common stock to Lincoln Park over a 36-month period at our option and subject to certain limitations, and, as consideration for Lincoln Park’s entering into the Purchase Agreement, to issue to Lincoln Park an aggregate of up to 514,756 Commitment Shares. Of the Commitment Shares, 343,171 were issued to Lincoln Park upon entering into the Purchase Agreement and up to an additional 171,585 shares of common stock will be issued pro rata to Lincoln Park as up to $25,000,000 of shares of our common stock are purchased by Lincoln Park pursuant to the Purchase Agreement.

The sale of shares of our common stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. The number of shares ultimately offered for sale by Lincoln Park under this prospectus supplement is dependent upon the number of shares we elect to sell to Lincoln Park under the Purchase Agreement. Lincoln Park may ultimately purchase all, some or none of the $25,000,000 of common stock that, together with the Commitment Shares, is the subject of this prospectus supplement.

Lincoln Park may resell all, some or none of the shares we issue to it under the Purchase Agreement. Sales by Lincoln Park of shares acquired pursuant to the Purchase Agreement could cause the market price of our common stock to decline, which decline could be significant. The sale of a substantial number of shares of our common stock by Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

For additional details on this financing arrangement, please refer to “Plan of Distribution” located elsewhere in this prospectus supplement.

In the event we are unable to maintain an effective registration statement with respect to all of the shares issuable pursuant to the Purchase Agreement, we may not be able to access the full amount available under the Purchase Agreement.

If we do not maintain an effective registration statement for the resale of additional shares issuable pursuant to the Purchase Agreement, we will be unable to access any additional funds that may be available under the Purchase Agreement. If we were unable to access a portion of the proceeds available to us under the Purchase Agreement, in the absence of any other financing sources, it would have a material adverse impact on our operations.

We cannot issue more than 19.99% of the outstanding shares of our common stock as of February 10, 2020 to Lincoln Park under the Purchase Agreement, including the Commitment Shares, without stockholder approval.

We cannot issue more shares than the Exchange Cap as of February 10, 2020 to Lincoln Park under the Purchase Agreement, including the Commitment Shares, (i) unless stockholder approval is obtained to issue more than the Exchange Cap or (ii) except to the extent the issuances and sales of Common Stock pursuant to the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the Common Stock as calculated in accordance with the applicable rules of the NYSE American. Under the Purchase Agreement, we have committed not to exceed the Exchange Cap, to the extent applicable, without seeking and obtaining stockholder approval. Such process could be time-consuming and expensive, and we may not receive any requested stockholder approval. If we seek, but do not obtain, stockholder approval, the consequences could be material to our financial condition.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payments of dividends is within the discretion of our board of directors, no cash dividends on our common stock have been declared or paid by us, and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

In May 2017, we issued Series B Warrants to purchase shares of common stock, which must be revalued each reporting period. In addition, we owe contingent consideration to Sofar under the Senhance acquisition agreement that is also revalued each reporting period. Such assessments involve the use of estimates that could later be found to differ materially from actual results, which could have an adverse effect on our financial condition.

On April 28, 2017, we sold 24,900,000 Units in an underwritten public offering, each consisting of one share of common stock, a Series A warrant to purchase one share of common stock, and a Series B warrant to purchase 0.75 shares of common stock, at a public offering price of $1.00 per unit (which Unit, share and dollar amounts do not give effect to the December 2019 reverse stock split). The Series A Warrants have all been exercised and are no longer outstanding. The Series B Warrants contain provisions, often referred to as “down-round protection,” that leads to adjustment of the exercise price and number of underlying warrant shares if we issue securities, including our common stock or convertible securities or debt securities, in the future at sale prices below the then-current exercise price. In addition, one tranche of the contingent consideration to be paid to Sofar under the Senhance Acquisition agreement remains outstanding, to be paid if the designated milestones are met.

The warrants and the contingent consideration are each recorded as a liability on our financial statements, and we are required to revalue each of the warrants and the contingent consideration each financial quarter. Such revaluations necessarily involve the use of estimates, assumptions, probabilities and application of complex accounting principles. Actual value at the time the warrants are exercised or the contingent consideration paid could vary significantly from the value assigned to such liabilities on a quarterly basis. We cannot assure you that the revaluation of the warrants and contingent consideration will equal the value in the future, and know that the actual value could be significantly different, which could have a material adverse effect on our financial condition.

The exercise of our outstanding options and warrants will dilute shareholders and could decrease our stock price.

The existence of our outstanding options and warrants, including the Series B warrants, may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. As a result of the Series B Warrant adjustment feature and after giving effect to the December 2019 reverse stock split, the exercise price of all outstanding Series B Warrants has been adjusted from $1.00 per share to $1.30 per share and the number of shares of common stock reserved for and issuable upon the exercise of outstanding Series B Warrants has been adjusted to 2,099,392 shares at February 10, 2020. Exercise of outstanding options and warrants, or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price. The exercise price and number of shares of common stock issuable upon exercise of our Series B Warrants may be further adjusted as a result of the sale of securities under this prospectus. These factors also could make it more difficult to raise funds through future offerings of common stock or warrants, and could adversely impact the terms under which we could obtain additional equity capital.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Under our effective shelf registration statement we can raise up to an additional $125.0 million through the issuance of equity or debt securities. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings.

The Series B warrants contain provisions, often referred to as “down-round protection” that may lead to adjustment of the exercise price and number of underlying warrant shares with respect to future issuances by the Company of its securities, including its common stock or convertible securities or debt securities. Any such adjustment could further impact the dilution from future offerings of our securities. We expect that the sale price of shares in this offering may occur at prices below $1.30 per share, thereby triggering this down-round protection, which will dilute our current stockholders and purchasers of common stock in this offering.

In addition, we have a significant number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

The market price of our common stock has been, and may continue to be, highly volatile, and such volatility could cause the market price of our common stock to decrease and could cause you to lose some or all of your investment in our common stock.

During the two-year period ended February 7, 2020, the closing sale price of our common stock fluctuated from a high of $89.31 per share to a low of $1.21 per share, and our stock price continues to fluctuate. The market price of our common stock may continue to fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	our ability to improve our short-term commercial success in selling our products;

•	the announcement of new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights and regulatory approvals;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•	developments in the medical device industry;

•	the results of product liability or intellectual property or federal securities lawsuits;

•	future issuances of common stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market in general, and the market for medical device companies in particular, can experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those set forth above under the heading “Risk Factors” in this prospectus supplement and in the reports incorporated by reference herein and therein. These factors and the other cautionary statements made in this prospectus supplement or incorporated by reference herein should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement or in the reports incorporated by reference herein. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus supplement is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share. We may receive up to $25,000,000 over the term of the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less.

We currently intend to use the net proceeds of this offering for general corporate purposes, including working capital, product development and capital expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending use of the net proceeds as described above, we intend to invest the net proceeds in money-market funds or U.S. treasuries until we use them for their stated purpose.

These expected uses of proceeds represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including those described in “Special Note Regarding Forward-Looking Statements” above. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and the greater dilution our existing stockholders will experience.

As of September 30, 2019, our net tangible book value was $31.1 million, or $1.58 per share of common stock. After giving effect to the sales of (a) an aggregate of 20,661,157 shares of our common stock at a price of $1.21 per share, the last reported sale price of our common stock on the NYSE American on February 7, 2020, for aggregate gross proceeds of approximately $25.0 million, (b) 514,756 shares to Lincoln Park as consideration for Lincoln Park’s commitment to purchase shares, and after deducting estimated offering expenses payable by us, the as adjusted net tangible book value as of September 30, 2019 would have been $56.0 million, or $1.37 per share. This represents an immediate dilution in the as adjusted net tangible book value to existing stockholders of $0.21 per share and an immediate increase to new investors purchasing common stock in this offering of $0.16 per share, as illustrated by the following table:

Public offering price per share		$1.21
Net tangible book value per share at September 30, 2019	$1.58
Decrease in net tangible book value per share attributable to existing holders of our common stock	$(0.21)
As adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering		$1.37
Decrease per share to investors purchasing our common stock in this offering		$0.16

The information above is based on 19,665,574 shares of our common stock outstanding as of September 30, 2019, and excludes, as of such date:

•	1,964,824 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $31.13 per share;

•	420,452 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.12 per share;

•	470,008 shares of common stock issuable upon vesting of outstanding restricted stock units; and

•	1,180,656 shares of common stock available for future issuance under our stock option plans.

The information above, including share and per share amounts, gives effect to the 13-for-1 reverse stock split effected in December 2019.

LINCOLN PARK TRANSACTION

General

On February 10, 2020, we entered into a Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right to sell to Lincoln Park up to $25,000,000 shares of our common stock at our discretion as described below. Additionally, on February 10, 2020, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus supplement as the Registration Rights Agreement, pursuant to which we are required to file with the SEC a registration statement that includes this prospectus to register for resale under the Securities Act, the shares of common stock that have been or may be issued to Lincoln Park under the Purchase Agreement. As consideration for entering into the Purchase Agreement, we agreed to issue to Lincoln Park a commitment fee of (i) 343,171 shares of our common stock upon entering into the Purchase Agreement as initial commitment shares, and (ii) up to an additional 171,585 shares of common stock to be issued pro rata as additional commitment shares as up to $25,000,000 of shares of our common stock is purchased by Lincoln Park pursuant to the Purchase Agreement. Such shares are collectively referred to herein as the Commitment Shares. We are filing this prospectus supplement to cover the offer and sale of up to $25,000,000 of shares of our common stock and the Commitment Shares. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Regular Purchases

Under the Purchase Agreement, from time to time on any trading day we select, we have the right, in our discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 200,000 shares of our common stock, which amount is subject to certain increases in accordance with the terms of the Purchase Agreement. Each such purchase is referred to herein as a Regular Purchase. The purchase price for shares of common stock to be purchased by Lincoln Park will be the equal to lesser of:

(i)	the lowest sale price on the purchase date, as reported by the NYSE American; and

(ii)	the arithmetic average of the three lowest closing sale prices for our common stock during the ten trading days prior to the purchase date.

Lincoln Park’s obligation under each Regular Purchase shall not exceed $2,000,000, however, both the amount and frequency of the Regular Purchases can be increased upon the mutual agreement of us and Lincoln Park.

Accelerated Purchases

In addition to Regular Purchases, we may, in our discretion, on any date that we have submitted one or more Regular Purchase notices to Lincoln Park to purchase the full amount available for a Regular Purchase, and the last closing price of our common stock on the NYSE American is not less than $0.25 per share, direct Lincoln Park to make “accelerated purchases” of shares of our common stock on the following trading day in an amount up to the lesser of:

(i)	three times the number of shares purchased pursuant to any Regular Purchase; and

(ii)	30% of the daily trading volume on the date of such accelerated purchase.

The purchase price for the shares in an accelerated purchase will be equal to the lesser of:

(i)	the closing sale price for the common stock on the date of sale; and

(ii)	97% of the daily volume weighted average price of the common stock on the NYSE American on the applicable accelerated purchase date.

The Company and Lincoln Park may mutually agree to increase the amount of common stock sold to Lincoln Park on any accelerated purchase date.

Additional Accelerated Purchases

If we have directed Lincoln Park to purchase shares of our common stock in the full amount available for an accelerated purchase, on the date of such accelerated purchase (which is the business day following the corresponding Regular Purchase), we have the right, in our sole discretion, to direct Lincoln Park to purchase an additional amount of our common stock which will not exceed the lesser of:

(i)	300% of the number of shares purchased pursuant to the Regular Purchase; and

(ii)	30% of the aggregate number of shares of our common stock traded on the applicable additional accelerated purchase date.

The purchase price per share for each such additional accelerated purchase will be equal to the lower of:

(i)	97% of the volume weighted average price of our common stock for the applicable additional period on the applicable additional accelerated purchase date; and

(ii)	the closing sale price of our common stock on the applicable additional accelerated purchase date.

In the case of Regular Purchases, accelerated purchases and additional accelerated purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Other Terms

We may, in our sole discretion, submit multiple purchase notices to Lincoln Park on a single purchase date, provided that all prior purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park. Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement

There is no upper limit on the price per share that Lincoln Park must pay for our common stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day when our closing price is less than the floor price of $0.25 per share. There are no trading volume requirements or restrictions under the Purchase Agreement, but there are limitations on the number of shares we can direct Lincoln Park to purchase, as described below. We will control the timing and amount of any sales of our common stock to Lincoln Park.

In order to comply with our obligations under the applicable rules of the NYSE American, the Purchase Agreement limits our sales of shares of common stock to Lincoln Park and the issuance of Commitment Shares to 19.99% of our outstanding common stock (5,303,544 shares) of our total outstanding common stock immediately prior to signing the Purchase Agreement), referred to as the Exchange Cap:

(i)	unless stockholder approval is obtained to issue more than such 19.99%; and

(ii)

except to the extent the issuances and sales of Common Stock pursuant to the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the Common Stock as calculated in accordance with the applicable rules of the NYSE American.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 promulgated thereunder.

The Purchase Agreement and the Registration Rights Agreement do not limit our ability to raise capital from other sources at our sole discretion, other than a covenant that that we will not enter into any “Variable Rate Transaction” as defined in the Purchase Agreement.

Events of Default

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement, of which this prospectus supplement and accompanying prospectus are a part, lapses for any reason (including, without limitation, the issuance of a stop order), or this prospectus supplement and accompanying prospectus are unavailable for sale by us or the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•	the suspension of our common stock from trading or the failure of our common stock to be listed on NYSE American for a period of one (1) business day;

•

the delisting of our common stock from NYSE American; provided, however, that our common stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

•

the failure for any reason by the transfer agent to issue the securities offered hereby to Lincoln Park within three business days after the applicable purchase date or accelerated purchase date (as applicable);

•

any breach of the representations and warranties or covenants contained in the Purchase Agreement or the Registration Rights Agreement, or any related agreements with Lincoln Park, if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five trading days;

•	our voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us, as more fully described in the Purchase Agreement;

•	if at any time we are not eligible to transfer our common stock electronically via DWAC; or

•	if at any time after the commencement date, the Exchange Cap is reached, to the extent it is applicable.

Termination

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside the control of Lincoln Park, shares of our common stock cannot be sold by us or purchased by Lincoln Park under the terms of the Purchase Agreement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold or, if earlier, the date that is 180 days after the expiration or termination of the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time, without fee, penalty or cost.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that we issue to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to Lincoln Park over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and we may terminate the Purchase Agreement at any time at our discretion without any cost to us.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)(2)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(3)	Proceeds from the Sale of Shares to Lincoln Park Under the $25M Purchase Agreement(3)
$0.50	4,934,664	15.51%	$2,467,332
1.00	4,917,845	15.46%	$4,917,845
$1.21(4)	4,910,815	15.44%	$5,942,086
$2.00	12,500,000	31.62%	$25,000,000
$2.50	10,000,000	27.00%	$25,000,000

(1)

Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to the additional aggregate purchase price of $25,000,000. Excludes the 343,171 Initial Commitment Shares issued to Lincoln Park upon entering into the Purchase Agreement, and the portion of the 171,585 Additional Commitment Shares issuable in connection with sales of Purchase Shares to Lincoln Park.

(2)

The Purchase Agreement prohibits us from issuing or selling (including the Commitment Shares) to Lincoln Park under the Purchase Agreement (A) any shares of our Common Stock in excess of the Exchange Cap (i) unless stockholder approval is obtained to issue more than the Exchange Cap or (ii) except to the extent the issuances and sales of Common Stock pursuant to the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the Common Stock as calculated in accordance with the applicable rules of the NYSE American, and (B) any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation.

(3)

The denominator is based on 26,517,726 shares outstanding as of February 10, 2020, adjusted to include the issuance of (i) the 343,171 Commitment Shares issued to Lincoln Park upon the execution of the Purchase Agreement, subject to the filing of this prospectus supplement, and (ii) the number of shares of Common Stock (including Additional Commitment Shares) which we would have sold and issued to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of Purchase Shares set forth in the adjacent column which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(4)	The closing sale price of our common stock on February 7, 2020.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $25,000,000 in shares of our common stock, as well as up to 514,756 shares of common stock as Commitment Shares, that have been or may be issued by us directly to Lincoln Park under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

Upon the terms and subject to the conditions set forth in the Purchase Agreement, we may direct Lincoln Park to purchase an aggregate of up to $25,000,000 of shares of our common stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we are issuing 343,171 shares of our common stock to Lincoln Park as initial Commitment Shares, all of which are covered by this prospectus supplement, and we are obligated to issue up to an additional 171,585 shares of common stock as additional Commitment Shares as the shares of our common stock are purchased.

The Purchase Agreement provides that, from time-to-time over the term of the Purchase Agreement, on any trading day, and at our sole discretion, we may require Lincoln Park to purchase up to 200,000 shares of our common stock as a Regular Purchase, provided that the closing price of our Common Stock on the purchase date exceeds $0.25 per share and subject to a maximum of $2,000,000 per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See the section entitled “Lincoln Park Transaction” above.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the NYSE American at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions. We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park or on any earlier date we provide notice of termination to Lincoln Park.

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company. Our common stock is listed on the NYSE American under the symbol “TRXC.”

Information About Lincoln Park

As of the date of the Purchase Agreement, Lincoln Park beneficially owned 0 shares of our common stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC’s website at http://www.sec.gov. You may also read, without charge, and copy the documents we file, at the SEC’s public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We maintain an Internet site at www.transenterix.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider any of the information posted on or hyper-linked to our website to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the securities under this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on April 26, 2019 (Items 5.02, 5.07 and 9.01), July  10, 2019 (Item 1.01), August  12, 2019 (Items 1.01, 1.02 and 9.01), September  6, 2019 (Items 1.01, 8.01 and 9.01), October  17, 2019 (Items 1.01, 5.02 and 8.01), November  1, 2019 (Item 5.02), November  8, 2019 (Item 1.02), November  20, 2019 (Item 8.01), December  11, 2019 (Items 5.03 and 5.07), January  3, 2020 (Item 5.02), January  6, 2020 (Item 2.02), January  22, 2020 (Item 8.01), and January 31, 2020 (Item 8.01);

•	our definitive proxy statements on Schedule 14A, filed with the SEC on March 15, 2019 and November 18, 2019; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on April 7, 2014, and any amendments to each such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

TransEnterix, Inc.

Attention: Joshua Weingard, Chief Legal Officer and Secretary

635 Davis Drive, Suite 300

Morrisville, NC 27560

Telephone No.: (919) 765-8400

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings, up to $150,000,000 of any combination of common stock, preferred stock, warrants and debt securities, either individually or in units consisting of any two or more of such securities. We may also offer securities upon the exercise of warrants.

Each time we sell securities pursuant to this prospectus, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

The securities may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the NYSE American under the symbol “TRXC.” On January 30, 2020 the closing price of our common stock was $1.33 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page 3.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 10, 2020

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those referenced under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 3 and our financial statements and the related notes and risk factors incorporated by reference into this prospectus, before making an investment decision.

Company Overview

We are a medical device company that is digitizing the interface between the surgeon and the patient in laparoscopy to increase control and reduce surgical variability in today’s value-based healthcare environment. We are focused on the market development for and commercialization of the Senhance® Surgical System, which digitizes laparoscopic minimally invasive surgery. The Senhance Surgical System is the first and only digital, multi-port laparoscopic platform designed to maintain laparoscopic minimally invasive surgery (MIS) standards while providing digital benefits such as haptic feedback, robotic precision, comfortable ergonomics, advanced instrumentation including 3 mm microlaparoscopic instruments, eye-sensing camera control and reusable standard instruments to help maintain per-procedure costs similar to traditional laparoscopy.

The Senhance System has a CE Mark in Europe for laparoscopic abdominal and pelvic surgery, as well as limited thoracic operations excluding cardiac and vascular surgery. In the United States, we have received 510(k) clearance from the FDA for use of the Senhance System in laparoscopic colorectal and gynecologic surgery in a total of 28 indicated procedures, including benign and oncologic procedures, laparoscopic inguinal hernia and laparoscopic cholecystectomy (gallbladder removal) surgery. The Senhance System is available for sale in the United States, the European Union, Japan, Taiwan and select other countries.

In January 2020, we filed a 510(k) submission with the FDA for an Intelligent Surgical Unit (ISUTM) that is designed to enable machine vision capabilities on the Senhance System. We believe it is the first such FDA submission seeking clearance for machine vision technology in abdominal robotic surgery.

On October 31, 2018, we acquired the assets, intellectual property and highly experienced multidisciplinary personnel of MST Medical Surgical Technologies, Inc., or MST, an Israeli-based medical technology company. Through this acquisition we acquired MST’s AutoLap™ assets and technology, one of the only image-guided robotic scope positioning systems with FDA clearance and CE Mark. We believe MST’s image analytics technology will accelerate and drive meaningful Senhance System developments, and allow us to expand the Senhance System to add augmented, intelligent vision capability. We sold certain AutoLap assets, while retaining the core technology, in October 2019.

During 2018 and early 2019, we successfully obtained FDA clearance and a CE Mark for three millimeter diameter instruments and the Senhance ultrasonic system. The three millimeter instruments enable the Senhance System to be used for microlaparoscopic surgeries, allowing for tiny incisions. The Senhance ultrasonic system is an advanced energy device used to deliver controlled energy to ligate and divide tissue, while minimizing thermal injury to surrounding structures.

We acquired the Senhance System on September 18, 2015, by entry, with certain of our subsidiaries as purchasers, into a Membership Interest Purchase Agreement, or the Purchase Agreement, with Sofar S.p.A. as seller. The closing of the transactions occurred on September 21, 2015. The Senhance acquisition included all of the assets, employees and contracts related to the Senhance System.

We believe that future outcomes of minimally invasive surgery will be enhanced through our combination of more advanced tools and robotic functionality, which are designed to:

•	empower surgeons with improved precision, ergonomics, dexterity and visualization;

•	offer high patient satisfaction and enable a desirable post-operative recovery; and

•	provide a cost-effective robotic system, compared to existing alternatives today, for a wide range of clinical applications and operative sites within the healthcare systems.

Our strategy is to focus on the commercialization and further development of the Senhance System.

We further believe that:

•

laparoscopic and robotic surgery will need to continue to evolve given the pressures of value-based healthcare and existing operating room inefficiencies, surgical variability and workforce challenges;

•

with the Senhance System, surgeons can benefit from the haptic feedback, enhanced three-dimensional, high definition, or 3DHD, vision and open architecture consistent with current laparoscopic surgery procedures; and

•

patients will continue to seek a minimally invasive option, offering minimal scarring and fewer incisions, for many common general abdominal and gynecologic surgeries, which desires are addressed by the Senhance System.

As used herein, the terms “Company,” ”we,” “our,” or “us” each includes TransEnterix, Inc. and its subsidiaries, TransEnterix International, Inc., TransEnterix Italia, S.r.l., TransEnterix Europe S.à.R.L, TransEnterix Asia Pte. Ltd., TransEnterix Taiwan Ltd, TransEnterix Japan KK, TransEnterix Israel Ltd. and TransEnterix Netherlands, B.V.

We operate in one business segment.

Company Information

We were organized as a Delaware corporation on August 19, 1988. Our principal executive offices are located at 635 Davis Drive, Suite 300, Morrisville, NC 27560. Our phone number is (919) 765-8400 and our Internet address is www.transenterix.com. The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may, from time to time, issue any combination of the securities described in this prospectus in one or more offerings up to an aggregate maximum offering price of $150,000,000 in one or more offerings. Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus provides you with a general description of our company and our securities. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Investing in our securities involves substantial risks. In addition to other information contained in this prospectus and any accompanying prospectus supplement, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as it may be amended, and subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus together with our existing cash resources, for working capital and other general corporate purposes, including commercialization and regulatory clearance activities for our products. We may also use a portion of the net proceeds that we receive to acquire or invest in complementary businesses, products, services, technologies, or other assets. At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development activities, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners. Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•

through dealers, who may act as agents or principals (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In no event will the total amount of cash compensation paid to underwriters, placement agents, dealers or brokers exceed 10% of the gross proceeds of the offering. We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the NYSE American or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Of the authorized common stock, as of September 30, 2019, there were 19,665,574 shares outstanding, and as of September 30, 2019 there were 2,855,221 shares of our common stock reserved for the exercise of outstanding stock options, warrants and restricted stock units. There were approximately 222 record holders as of September 30, 2019. On December 11, 2019, we filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment was filed to effectuate a reverse stock split of our common stock. Pursuant to the reverse stock split, at the effective time each 13 shares of common stock issued and outstanding were combined into one validly issued, fully paid and non-assessable share of common stock. The par value of our common stock remains $0.001 per share. Any fractional shares resulting from the reverse stock split were rounded to the nearest whole share. Unless otherwise indicated, all share amounts set forth in this prospectus have been adjusted to give effect to this reverse stock split.

Subject to the prior rights of the holders of any shares of preferred stock which may be issued in the future, the holders of our common stock are entitled to receive dividends from our funds legally available therefor when, as and if declared by our Board of Directors, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs, subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Transfer Agent

The transfer agent for our common stock is Continental Stock & Transfer Company.

Listing

The shares of our common stock are currently listed on the NYSE American under the symbol “TRXC.”

Preferred Stock

Our Board of Directors has the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, as to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Delaware Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

•

on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is generally a person who, together with affiliates and associates of such person:

•	owns 15% or more of outstanding voting stock; or

•	is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that, among others, could have the effect of delaying, deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of our company. The provisions in our certificate of incorporation and bylaws that may have such effect include:

•

Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

•

Stockholder Meetings. Under our certificate of incorporation, as amended, and bylaws, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more series. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of the Company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

Information to be provided in a Prospectus Supplement

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•

the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or common stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•

if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•

the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•

the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured and, if so, on what terms;

•	any events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series which are not prohibited by the indenture; and

•

whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Transfer and Exchange

We may issue debt securities that would be represented by either:

(a)    “book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

(b)    “certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System” below, book-entry debt securities would not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book–Entry System

If we decided to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. We and our agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities would not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We would describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Concerning the Trustee

We would identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and would be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee would be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Pursuant to the Amended and Restated Loan and Security Agreement, as amended, among us and our U.S. operating subsidiaries, as borrowers, and Oxford Finance LLC and Silicon Valley Bank, as lenders, we have issued warrants to purchase an aggregate of 33,140 shares of common stock to the lenders since 2012. In connection with a Loan Agreement with Innovatus Life Sciences Lending Fund I, LP, or Innovatus, entered into on May 10, 2017, we issued Innovatus warrants to purchase up to 95,750 shares of our common stock at an exercise price of $13.00 per share. On September 12, 2017, we issued warrants to purchase 73,077 shares of our common stock at an exercise price of $13.00 per share to a third party service provider. Pursuant to a stock purchase agreement dated March 22, 2013 among a predecessor of the Company and the investors executing such agreement, warrants to acquire 93,047 shares of common stock were issued. As of September 30, 2019, warrants to acquire an aggregate of 420,452 shares of our common stock remain outstanding.

On April 28, 2017, we issued 24,900,000 Units in an underwritten public offering, each consisting of one share of our common stock, a Series A Warrant to purchase one share of our common stock and a Series B Warrant to purchase 0.75 shares of our common stock at an exercise price of $1.00 (which Unit, share and dollar amounts do not give effect to the December 2019 reverse stock split). The Series A Warrants have all been exercised and are no longer outstanding. The Series B Warrants contain provisions, often referred to as “down-round protection,” that leads to adjustment of the exercise price and number of underlying warrant shares if we issue securities, including our common stock or convertible securities or debt securities, in the future at sale prices below the then-current exercise price. As a result of this adjustment feature and after giving effect to the December 2019 reverse stock split, the exercise price of all outstanding Series B Warrants has been adjusted from $1.00 per share to $8.73 per share and the number of shares of common stock reserved for and issuable upon the exercise of outstanding Series B Warrants has been adjusted to 312,731 shares at September 30, 2019. The exercise price and number of shares of common stock issuable upon exercise of our Series B Warrants may be further adjusted as a result of the sale of securities under this prospectus.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

SELECTED FINANCIAL DATA

On December 11, 2019, we effected a 1-for-13 reverse stock split, or the Reverse Stock Split. As a result of the Reverse Stock Split, every 13 outstanding shares of Common Stock became one share of Common Stock. On a pre-split basis, we had 216,345,984, 199,282,003 and 115,781,030 shares outstanding at December 31, 2018, 2017 and 2016, respectively, and on a post-split basis, we had 16,641,999, 15,329,385 and 8,906,234 shares outstanding at December 31, 2018, 2017 and 2016, respectively. The following selected financial data is based on Common Stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as retrospectively adjusted to reflect the Reverse Stock Split.

Select Data from Consolidated Statements of Operations

	Year Ended December 31,
	2018	2017	2016
	(In thousands, except per share data)
Statement of Operations Data:
Revenue	$24,102	$7,111	$1,519
Net loss	(61,777)	(144,796)	(119,980)
Basic and diluted net loss per share	(3.88)	(12.65)	(13.90)
Weighted average shares used in computing basic and diluted net loss per share	15,939	11,442	8,630

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 8, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K filed with the SEC on April 26, 2019 (Items 5.02, 5.07 and 9.01), July  10, 2019 (Item 1.01), August  12, 2019 (Items 1.01, 1.02 and 9.01), September  6, 2019 (Items 1.01, 8.01 and 9.01), October  17, 2019 (Items 1.01, 5.02 and 8.01), November  1, 2019 (Item 5.02), November  8, 2019 (Item 1.02), November  20, 2019 (Item 8.01), December  11, 2019 (Items 5.03 and 5.07), January  3, 2020 (Item 5.02), January  6, 2020 (Item 2.02) and January 22, 2020 (Item 8.01);

•	our definitive proxy statements on Schedule 14A, filed with the SEC on March 15, 2019 and November 18, 2019; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on April 7, 2014, and any amendments to each such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

TransEnterix, Inc.

Attention: Joshua Weingard, Chief Legal Officer and Secretary

635 Davis Drive, Suite 300

Morrisville, NC 27560

Telephone No.: (919) 765-8400

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also inspect our SEC reports and other information at our website at www.transenterix.com. Information on or accessible through our website is not a part of this prospectus. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

Up to $25,000,000 of Common Stock and

Up to 514,756 Shares of Common Stock as Commitment Shares

PROSPECTUS SUPPLEMENT

February 10, 2020